UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2011, Icagen, Inc. (the “Company”) entered into a Sixth Amendment to Lease, dated as of April 8, 2011 (the “Amendment”), with Crown Royal Associates, LLC (the “Landlord”), successor-in-interest to Royal Center IC, LLC, successor-in-interest to Petula Associates, Ltd. (“Petula”), to amend the Lease Agreement, dated November 5, 1997, between Petula and the Company, as amended (the “Lease”). Pursuant to the Lease, the Company leases certain premises located at 4222 Emperor Boulevard, Durham, North Carolina (the “Premises”) for its executive offices and for research space. Prior to the Amendment, the Company’s lease of the Premises would have expired on December 31, 2011. The Amendment extends the term of the Company’s lease of the Premises for a period such that the lease of the Premises will expire on December 31, 2012 (the “Extension Term”). The Annual Minimum Rental, as defined in the Lease, for the Premises will be $304,225.20 for the Extension Term. Landlord and the Company are also parties to a Lease Agreement, dated December 17, 1992, as amended, with respect to certain other premises at 4222 Emperor Boulevard.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the Amendment attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Richard D. Katz
Date: April 25, 2011		Richard D. Katz
Executive Vice President, Finance and Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sixth Amendment to Lease, dated as of April 8, 2011, by and between Crown Royal Associates, LLC and the Registrant